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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Jefferies Group, Inc.:

     We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Summary Consolidated Financial Information", "Selected Consolidated Financial Information", and "Experts" in the registration statement on Form S-4.

/s/ KPMG PEAT MARWICK LLP
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Los Angeles, California
December 4, 1997